     As filed with the Securities and Exchange Commission on May 17, 2004

                                                        Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              HOME PROPERTIES, INC.
             (exact name of registrant as specified in its charter)

                               MARYLAND 16-1455126
                  (State or other jurisdiction (I.R.S. Employer
              of incorporation or organization) Identification No.)

                  850 Clinton Square, Rochester, New York 14604
               (Address of Principal Executive Offices) (Zip Code)

                  HOME PROPERTIES, INC. 2003 STOCK BENEFIT PLAN
                            (Full title of the Plan)

                             Ann M. McCormick, Esq.
                    Executive Vice President, General Counsel
                              Home Properties, Inc.
                               850 Clinton Square
                            Rochester, New York 14604
                                 (585) 546-4900
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                           Deborah McLean Quinn, Esq.
                                Nixon Peabody LLP
                               1300 Clinton Square
                            Rochester, New York 14604
                                 (585) 263-1307
________________________________________________________________________
         CALCULATION OF REGISTRATION FEE

                   Proposed          Proposed
Title of           Maximum           Maximum
Securities         Offering          Aggregate    Amount of
to be              Amount to be      price per    Offering      Registration
Registered(1)      Registered(1)     share(2)     Price(2) Fee
-------------      -------------     ----------   ----------    ------------
Common Stock       1,450,000         $37.65       $54,592,500   $6,916.87
$.01 par value

(1)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration  statement covers an  indeterminate  amount of interests which may be offered  pursuant to the Home  Properties,  Inc.  2003 Stock Benefit
     Plan.

(2)  Inserted  solely  for the  purpose  of  calculating  the  registration  fee pursuant  to Rule  457(h)  and based  upon the  average of the high and low prices for the  registrant's  Common  Stock on the New York Stock  Exchange reported as of May 14, 2004.

     Approximate date of commencement of the proposed issuance of the securities to the public:  From time to time after the Registration  Statement becomes effective.

                                     Part II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

     The following documents which have been filed by Home Properties, Inc. (the
"Company") with the Securities and Exchange  Commission are incorporated  herein by reference:

     (a) The  Company's  Annual  Report on Form 10-K for the  fiscal  year ended
December 31, 2003,  filed pursuant to Section 13 of the Securities  Exchange Act of 1934.

     (b) All other reports filed by the Company  pursuant to Sections  13(a) and
15(d) of the Securities Exchange Act of 1934 since December 31, 2003,  including specifically,  but not limited to, the Company's  Quarterly  Report on Form 10-Q for the quarterly period ending March 31, 2004 and the Company's Proxy Statement filed on March 29, 2004.

     (c)  The  description  of  the  Company's  Common  Stock  contained  in the
Company's  registration  statement  on Form 8-A filed  under  Section  12 of the
Securities  and Exchange Act,  including all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a),
13(c),  14 and 15(d) of the  Securities  Exchange Act of 1934  subsequent to the date of this Registration  Statement and prior to the filing of a post-effective amendment which  indicates that all securities  offered hereby have been sold or which  deregisters  all  securities  remaining  unsold  shall  be  deemed  to be incorporated  by  reference  herein and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     The  Company's  officers and directors  are and will be  indemnified  under
Maryland law, the Articles of  Incorporation  of the Company and the Partnership
Agreement ("Operating  Partnership  Agreement") of Home Properties,  L.P., a New
York  limited  partnership  of which the  Company is the  general  partner  (the
"Operating   Partnership"),   against  certain  liabilities.   The  Articles  of
Incorporation require the Company to indemnify its directors and officers to the fullest extent  permitted from time to time by the laws of Maryland.  The Bylaws contain  provisions  which  implement  the  indemnification  provisions  of  the
Articles of Incorporation.

     The Maryland  General  Corporation  Law ("MGCL")  permits a corporation  to
indemnify  its  directors  and  officers,   among  others,   against  judgments,
penalties,  fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the  proceeding  and was  committed in bad faith or was the result of active and deliberate dishonesty,  or the director or officer actually received an improper personal benefit in money,  property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.  No amendment of the Articles of  Incorporation of the
Company  shall limit or eliminate  the right to  indemnification  provided  with respect  to acts or  omissions  occurring  prior to such  amendment  or  repeal.
Maryland law permits the Company to provide indemnification to an officer to the same extent as a director,  although additional  indemnification may be provided if such officer is not also a director.

     The MGCL permits the articles of incorporation of a Maryland corporation to include a provision  limiting the liability of its directors and officers to the corporation  and its  stockholders  for  money  damages,  subject  to  specified restrictions.  The MGCL does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that
(1) it is proved that the person actually received an improper benefit or profit in money,  property  or  services  (to the  extent  such  benefit  or profit was received) or (2) a judgment or other final  adjudication  adverse to such person is entered in a  proceeding  based on a finding  that the  person's  action,  or failure  to act,  was the  result of active and  deliberate  dishonesty  and was material to the cause of action  adjudicated in the proceeding.  The Articles of
Incorporation  of the Company  contain a provision  consistent with the MGCL. No amendment  of the  Articles  of  Incorporation  shall  limit  or  eliminate  the limitation  of liability  with respect to acts or omissions  occurring  prior to such amendment or repeal.

     The Operating  Partnership  Agreement also provides for  indemnification of the Company and its officers and directors to the same extent indemnification is
provided  to  officers  and   directors  of  the  Company  in  its  Articles  of
Incorporation,  and limits the  liability  of the Company and its  officers  and directors  to the  Operating  Partnership  and its  partners  to the same extent liability  of  officers  and  directors  of the  Company to the  Company and its stockholders is limited under the Company' Articles of Incorporation.

     The Company has entered into  indemnification  agreements  with each of the
Company's directors and certain of its officers. The indemnification  agreements require,  among other things, that the Company indemnify its directors and those officers to the fullest  extent  permitted by law, and advance to the  directors
and  officers  all  related   expenses,   subject  to  reimbursement  if  it  is
subsequently determined that indemnification is not permitted.  The Company also must  indemnify  and advance all  expenses  incurred by  directors  and officers seeking to enforce their rights under the indemnification  agreements, and cover directors and officers under the Company's  directors'  and officers'  liability insurance.  Although the form of indemnification  agreement offers substantially
the  same  scope  of  coverage   afforded  by  provisions  in  the  Articles  of
Incorporation  and the Bylaws and the  Operating  Partnership  Agreement  of the
Operating  Partnership,  it provides greater assurance to directors and officers that  indemnification  will be available,  because, as a contract,  it cannot be modified  unilaterally  in  the  future  by the  Board  of  Directors  or by the stockholders to eliminate the rights it provides.

     The Company has  purchased  insurance  under a policy that insures both the
Company and its officers and directors  against exposure and liability  normally insured  against  under such  policies,  including  exposure on the  indemnities described above.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     See Exhibit Index.

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) To file,  during any period in which  offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any  prospectus  required by Section  10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the  registration  statement (or the most recent  post-effective  amendment  thereof)  which, individually  or in the  aggregate,  represent a fundamental change  in the  information  set  forth in the  Registration
                    Statement;

               (iii)To include  any  material  information  with  respect to the
                    plan  of  distribution  not  previously   disclosed  in  the
                    registration  statement  or  any  material  change  to  such information in the registration statement;

provided,  however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration  statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934 that are incorporated by reference in the
Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities
Act of 1933,  each  such  post-effective  amendment  shall be deemed to be a new registration  statement  relating to the  securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective  amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The  undersigned  registrant  hereby  undertakes  that, for purposes of determining  liability  under the  Securities  Act of 1933,  each  filing of the registrant's  annual  report  pursuant to Section  13(a) or Section 15(d) of the
Securities  Exchange  Act of 1934  (and,  where  applicable,  each  filing of an employee  benefit  plan's  annual  report  pursuant  to  Section  15(d)  of  the
Securities  Exchange  Act of 1934)  that is  incorporated  by  reference  in the registration  statement  shall  be  deemed  to be a new  registration  statement relating to the securities  offered herein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors,  officers and controlling  persons of
the  registrant  pursuant  to  the  foregoing  provisions,   or  otherwise,  the
registrant  has been advised that in the opinion of the  Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such  liabilities  (other than the payment by the registrant of expenses incurred or paid by a director,  officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all the requirements  for filing on Form S-8, and has duly caused this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized,  in the City of  Rochester,  State of New  York,  on the 17 day of
May, 2004.

                                            HOME PROPERTIES, INC.

                                            By:      /s/ Edward J. Pettinella
                                                     Edward J. Pettinella
                                                     President and CEO

KNOW ALL PERSONS BY THESE  PRESENTS,  that each person whose  signature  appears below hereby severally  constitutes and appoints Edward J. Pettinella,  David P.
Gardner  and  Ann  M.  McCormick,   and  each  of  them,  his  true  and  lawful
attorney-in-fact  and agent, with full power of substitution and  resubstitution for him and in his name,  place and stead, in any and all capacities to sign any and all amendments  (including  post-effective  amendments) to the  Registration
Statement,  and to file the same, with all exhibits thereto, and other documents in connection therewith,  with the Securities and Exchange Commission,  granting unto  said  attorney-in-fact  and  agents,  and each of  them,  full  power  and authority to do and perform each and every act and thing  requisite or necessary fully to all  intents  and  purposes  as he might or could do in person,  hereby ratifying and confirming all that each said  attorneys-in-fact and agents or any of them or their or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

Pursuant to the  requirements of the Securities Act of 1933,  this  Registration
Statement has been signed by the following  persons in the capacities and on the dates indicated.

/s/ Edward J. Pettinella       Director, President and CEO       May 17, 2004
Edward J. Pettinella           (Principal Executive Officer)

/s/ David P. Gardner           Executive Vice President and      May 17, 2004
David P. Gardner               Chief Financial Officer
                               (Principal Financial
                                and Accounting Officer)

/s/ Norman P. Leenhouts        Director                          May 17, 2004
Norman P. Leenhouts

/s/ Nelson B. Leenhouts        Director                          May 17, 2004
Nelson B. Leenhouts

/s/ William Balderston, III    Director                          May 17, 2004
William Balderston, III

/s/ Alan L. Gosule             Director                          May 17, 2004
Alan L. Gosule

/s/ Leonard F. Helbig, III     Director                          May 17, 2004
Leonard F. Helbig, III

/s/  Roger W. Kober            Director                          May 17, 2004
Roger W. Kober

/s/ Clifford W. Smith, Jr.     Director                          May 17, 2004
Clifford W. Smith, Jr.

/s/ Paul L. Smith              Director                          May 17, 2004
Paul L. Smith

/s/ Amy L. Tait                Director                          May 17, 2004
Amy L. Tait

                                  EXHIBIT INDEX

Ex. No. Description                               Location
------  --------------                            -----------

4.1     Articles of Amendment and Restatement     Incorporated by reference to
        of Articles of Incorporation of Home      the Home Properties of
        Properties of New York, Inc.              New York, Inc. Registration
                                                  Statement on Form S-11, file
                                                  No. 33-78862 (the "S-11
                                                  Registration Statement").

4.2     Articles of Amendment of Articles of      Incorporated by reference
        Incorporation of Home Properties          to Exhibit 99.1 to the
        of New York, Inc.                         Form 8-K filed by Home
                                                  Properties of New York, Inc.
                                                  on July 2, 1999,
                                                  File No. 001-13136.
4.3     Intentionally Omitted

4.4     Intentionally Omitted

4.5     Intentionally Omitted

4.6     Series D Convertible Cumulative           Incorporated by reference to
        Preferred Stock Articles Supplementary    Exhibit 3.1 to the Form 8-K
        to the Amended and Restated Articles      filed by Home Properties of
        of Incorporation of Home Properties of    New York, Inc. on June 12,
        New York, Inc.                            2000, File No. 001-13136.

4.7     Intentionally Omitted

4.8     Series F Cumulative Redeemable            Incorporated by reference to
        Preferred stock Articles Supplementary t  Exhibit 1 to the Form 8-A
        the Amended and Restated Articles of      filed by Home Properties of
        Incorporation of Home Properties          New York, Inc. on March 20,
        of New York, Inc.                         2002, File No. 001-13136.

4.9     Amended and Restated By-Laws              Incorporated by reference to
        of Home Properties, Inc.                  Exhibit 3.1 to the Form 8-K
                                                  filed by Home Properties of
                                                  New York, Inc. on January 7,
                                                  1997, File No. 001-13136.

4.10    Articles of Amendment of the Articles of  Incorporated by reference to
        Incorporation of Home Properties of New   Exhibit 3.11 to the Form 10-
        York, Inc.                                Q filed by Home Properties,
                                                  Inc. on May 10, 2004, File
                                                  No.001-13136

4.11    Amendment Number One to                   Incorporated by reference to
        Amended and Restated Bylaws of            Exhibit 3.12 to the Form 10-
        Home Properties, Inc.                     Q filed by Home Properties,
                                                  Inc. on May 10, 2004, File
                                                  No.001-13136

4.12    Home Properties, Inc. 2003                Incorporated by reference to
        Stock Benefit Plan                        Exhibit A (Pages A-1 through
                                                  A-19) to the Proxy Statement
                                                  filed by Home Properties of
                                                  New York, Inc. on March 28,
                                                  2003, File No. 001-13136.

5.1     Opinion of Nixon Peabody LLP              Filed herewith.

23.1    Consent of Nixon Peabody LLP              Contained in opinion
                                                  filed as Exhibit 5
                                                  to this Registration
                                                  Statement.

23.2    Consent of PricewaterhouseCoopers         Filed herewith.
        LLP, independent accountants